EXHIBIT 99.1

The Community Financial Corporation Reports Record EPS of $1.21 and ROAA of 1.19% for the Second Quarter 2022

WALDORF, Md., July 25, 2022 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), today reported record net income for the three months ended June 30, 2022 of $6.8 million, or $1.21 per diluted common share. This compares to net income of $6.3 million, or $1.10 per diluted common share for the first quarter of 2022, and net income of $6.4 million or $1.10 per diluted common share for the quarter ended June 30, 2021. The Company reported record net income for the six months ended June 30, 2022 of $13.1 million or diluted earnings per share of $2.31 compared to net income for the comparable 2021 period of $12.7 million or diluted earnings per share of $2.17.

Second Quarter 2022 Highlights

  Record Net Income: Net income totaled $6.8 million for the quarter ended June 30, 2022, or $1.21 per diluted common share compared to net income of $6.4 million or $1.10 per diluted common share for the quarter ended June 30, 2021 and $6.3 million or $1.10 per diluted common share for the quarter ended March 31, 2022.
  Consistent Profitability: Return on average assets ("ROAA"), return on average common equity ("ROACE") and return on average tangible common equity ("ROATCE") were 1.19%, 14.39% and 15.50% for the three months ended June 30, 2022 compared to 1.22%, 12.62% and 13.62% for the three months ended June 30, 2021. ROAA, ROACE and ROATCE were 1.08%, 12.30% and 13.22% for the three months ended March 31, 2022.
  Expanding Net Interest Margin: Net interest margin increased to 3.25% for the three months ended June 30, 2022 from 3.12% for the first quarter of 2022. Loan and overall interest-earning asset yields increased 14 and 20 basis points to 4.13% and 3.48% in the second quarter of 2022 from 3.99% and 3.28% in the three months ended March 31, 2022. The Company's cost of funds increased six basis points for the comparable three month period from 0.17% to 0.23%.
  Positioned for Rising Rates:
    Increasing Loan Yields: End of period contractual rates increased by 20 basis points to 4.05% at June 30, 2022 compared to March 31, 2022. The loan portfolio is positioned for rising rates with $481.5 million or 29% of net portfolio loans scheduled to reprice monthly or in the next three months and an additional $53.1 million or 3% repricing in the following nine months. The Bank's effective duration on the loan portfolio was 2.1 years at June 30, 2022.
    Improved Deposit Franchise: Focused efforts have increased non-interest-bearing accounts to 30.5% of deposits at June 30, 2022 from 22.2% of deposits at June 30, 2021.
  Market Share Gains Delivered Loan Growth: Total portfolio loans increased to $1,652.5 million, an increase of $22.9 million or 5.6% annualized, compared to the prior quarter, and $73.6 million or 9.3% annualized, from December 31, 2021, as the Company continued to gain market share in Virginia. The loan pipeline at June 30, 2022 was $166.0 million, which is expected to provide solid loan growth in the third quarter.
  Improving Asset Quality: Non-accrual loans, OREO and TDRs were $6.7 million or 0.29% of total assets at June 30, 2022 compared to $7.9 million or 0.34% of total assets at March 31, 2022, and $15.8 million or 0.72% at June 30, 2021.
  Proactive Compensation Adjustments to Attract and Retain Employees: In May of 2022, management approved a 4% base compensation increase for non-executive employees to attract and retain employees. The Bank also increased its minimum starting wage from $17.00 per hour to $20.00 per hour. Management expects total noninterest expenses of $9.6 million to $9.7 million for the third quarter of 2022.
  Continued Virginia Expansion: The Bank opened its second Virginia branch in May 2022 in Fredericksburg. Additionally, with our Virginia lending team managing approximately 50% of the Bank's loans, the Bank intends to open a loan production office in Charlottesville in the fourth quarter of 2022 to support our existing efforts there.

Management Commentary

"I’m very proud of what we’ve accomplished and the bank we’ve built over the past eight years since I was named as CEO,” stated William J. Pasenelli, Chief Executive Officer. “We have built on our position as the leading community bank in Southern Maryland to profitably grow assets, improve our deposit franchise and expand into Virginia. Our success reflects our unwavering commitment to serve the financial needs of the communities in which we live and work. I am confident that Community Bank of the Chesapeake’s best days are ahead.”

"Net interest income increased $1.1 million to $17.6 million during the second quarter as loan growth combined with increasing yields and stable funding costs. Net interest margin for the period increased 13 basis points and should see further improvement as a large percentage of our loans should reprice upwards over the next few months,” stated James M. Burke, President. "We remain focused on delivering results to our communities, customers, employees and shareholders. Our asset sensitivity, low-cost deposit franchise, solid loan growth and continued cost discipline should position the Company to improve our profitability in the second half of the year."

“Also during the second quarter, we supported our most important asset – our employees – as we approved a 4% increase to base compensation and increased our minimum hourly wage to $20.00. We have a great team and our increased performance over the last several years is due to their execution of our strategic plan. It is critically important to continue to attract and retain the best and brightest employees, and these compensation actions recognized the impact inflation is having on their daily lives,” continued Burke. “Our employees are exceptionally efficient with the support of innovative technology, and we are optimistic that our commitment to them will continue to drive increasing profitability."

Results of Operations

	(UNAUDITED)
	Three Months Ended June 30,
(dollars in thousands)	2022	2021	$ Change	% Change
Interest and dividend income	$18,774	$17,444	$1,330	7.6%
Interest expense	1,206	1,009	197	19.5%
Net interest income	17,568	16,435	1,133	6.9%
Provision for credit losses	425	291	134	46.0%
Provision for unfunded commitments	26	—	26	0.0%
Noninterest income	1,424	1,856	(432)	(23.3)%
Noninterest expense	9,338	9,378	(40)	(0.4)%
Income before income taxes	9,203	8,622	607	7.0%
Income tax expense	2,369	2,190	179	8.2%
Net income	$6,834	$6,432	$428	6.7%

	(UNAUDITED)
	Six Months Ended June 30,
(dollars in thousands)	2022	2021	$ Change	% Change
Interest and dividend income	$36,110	$35,122	$988	2.8%
Interest expense	2,073	2,178	(105)	(4.8)%
Net interest income	34,037	32,944	1,093	3.3%
Provision for credit losses	875	586	289	49.3%
Recovery for unfunded commitments	(5)	—	(5)	—%
Noninterest income	2,875	4,216	(1,341)	(31.8)%
Noninterest expense	18,418	19,526	(1,108)	(5.7)%
Income before income taxes	17,624	17,048	571	3.3%
Income tax expense	4,502	4,317	185	4.3%
Net income	$13,122	$12,731	$386	3.0%

Net Interest Income

Net interest income for the comparable quarters increased primarily from growth in investments and increases in interest-earning asset yields partially offset by increased interest expense from higher funding volume. Net interest margin of 3.25% for the three months ended June 30, 2022 decreased 12 basis points from 3.37% for the three months ended June 30, 2021 and increased 13 basis points from 3.12% for the three months ended March 31, 2022. Net interest margin expanded during the second quarter of 2022, primarily due to average yields on loans and investments increasing to 4.13% and 1.52% for the three months ended June 30, 2022 from 3.99% and 1.33% for the three months ended March 31, 2022. Interest income from the Company's participation in the U.S. SBA PPP program was $0.3 million and $1.3 million for the three months ended June 30, 2022 and June 30, 2021, respectively and $0.5 million for the three months ended March 31, 2022.

Net interest income increased for the six months ended June 30, 2022 compared to the six months ended June 30, 2021 due primarily to growth in investments partially offset by decreased interest expense from lower long-term funding volume. Loan interest income decreased $0.5 million to $32.4 million for the six months ended June 30, 2022 from $32.9 million for the three months ended June 30, 2021. Excluding U.S. SBA PPP loan interest income for the same comparable periods increased $1.8 million to $31.6 million from $29.8 million. Net interest margin of 3.19% for the six months ended June 30, 2022 was 24 basis points lower than the 3.43% for the six months ended June 30, 2021. U.S. SBA PPP loan interest positively impacted margins by five basis points for the six months ended June 30, 2022 and 13 basis points for the six months ended June 30, 2021.

The Company’s cost of funds was 0.23% during the second quarter of 2022 compared to 0.17% for the prior quarter and increased from 0.21% for the three months ended June 30, 2021. The Bank's interest rate asset sensitivity improved as average non-interest bearing deposit accounts increased to 31.8% of total average deposits for the second quarter of 2022 compared to 22.1% for the comparable period in 2021 and 29.6% for the previous quarter. Management is optimistic that improvements in the Bank's funding composition will benefit margins and profitability in an increasing interest-rate environment. The Company’s cost of funds was 0.20% during the first six months of 2022 compared to 0.23% for the six months ended June 30, 2021.

Noninterest Income

The $0.4 million decrease in noninterest income in the current quarter was principally due to no interest rate protection referral fee income compared to $0.6 million for the three months ended June 30, 2021. In addition, changes in interest rates resulted in $0.2 million of unrealized losses on securities invested in a Community Reinvestment Act mutual fund which contributed to the overall decrease. These reductions in noninterest income for the comparable quarters were partially offset by increases in service charges of $0.2 million due to increased interchange fees and gains of $0.2 million from the sale of two impaired loans. Noninterest income as a percentage of average assets was 0.25% and 0.35%, respectively, for the three months ended June 30, 2022 and 2021.

The $1.3 million decrease in noninterest income for the six months ended June 30, 2022 compared to the same period in the prior year was principally due to reductions in interest rate protection referral fee income of $0.7 million, $0.6 million in gains on the sale of investment securities sold in the first six months of 2021 and $0.3 million in unrealized losses on securities invested in a Community Reinvestment Act mutual fund in the first six months of 2022 due to changes in interest rates. These reductions for the comparable periods were partially offset by $0.4 million related to the sale of impaired loans. In the first quarter of 2021, the Bank sold non-accrual and classified commercial real estate and residential mortgage loans and recognized a loss on the sale of $0.2 million and in the second quarter of 2022, impaired loan sales resulted in a gain of $0.2 million. Noninterest income as a percentage of assets was 0.25% and 0.40%, respectively, for the six months ended June 30, 2022 and 2021.

Noninterest Expense

Noninterest expense of $9.3 million for the three months ended June 30, 2022 decreased $40,000 or 0.4% compared to the three months ended June 30, 2021. The flat overall expense run rate for the comparable periods were primarily due to decreases of $0.3 million in compensation and benefits and $0.5 million in OREO expenses, partially offset by increases of $0.1 million in occupancy expenses and $0.2 million in professional fees as well as a fraud recovery of $0.2 million in the second quarter of 2021.

Noninterest expense of $18.4 million decreased $1.1 million or 5.7% for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The decrease in noninterest expense for the comparable periods was primarily due to decreases in fraud losses of $1.0 million and $0.7 million in OREO expenses. If the allocation of deferred costs for U.S. SBA PPP loans originated were included in noninterest expense for the six months ended June 30, 2021, compensation and benefits and the overall variance in expenses would increase by $0.3 million. These decreases to noninterest expense were partially offset by increases in professional fees of $0.3 million and $0.1 million in occupancy expense. Noninterest expense in the first six months of 2021 included a $1.3 million initial expense and subsequent recovery of $0.2 million related to an isolated wire transfer fraud incident. Our investigation determined that no information systems of the Bank were compromised, and no employee fraud was involved. OREO expenses have moderated as the Bank has been successful at disposing foreclosed assets over the last two years, which have been reduced from $1.5 million at June 30, 2021 to no OREO assets at June 30, 2022. Excluding the impact of the $1.1 million isolated fraud losses and the $0.3 million in U.S. SBA PPP deferred costs, the Company's noninterest expense was $18.7 million for the six months ended June 30, 2021.

Lower than anticipated health care costs and a lower average full-time equivalent headcount contributed to a lower expense run rate in the first six months of 2022. In addition, compensation and benefits expense has benefited from the Company's increased use of technology. In the second quarter, the Bank increased base compensation by 4% and its minimum starting wage to $20.00 per hour for non-executive employees to address local wage pressures caused by inflation and to attract and retain our employees. Management's projected quarterly expense run rate for the third quarter of 2022 is estimated between $9.6 million and $9.7 million and includes consideration of the base compensation increases and an average FTE count of 195-197 employees.

The Company’s efficiency ratio was 49.17% and 49.90% for the three and six months ended June 30, 2022 compared to 51.27% and 52.55% for the three and six months ended June 30, 2021. The Company’s net operating expense ratio was 1.38% and 1.35% for the three and six months ended June 30, 2022 compared to 1.42% and 1.46% for the three and six months ended June 30, 2021. The efficiency and net operating expense ratios have improved (decreased) as the Company has been able to improve asset quality and generate more operating revenues while controlling expense growth.

Income Tax Expense

The effective tax rate for the three months ended June 30, 2022 was 25.74% compared to an effective tax rate of 25.40% for the three months ended June 30, 2021. The effective tax rate for the six months ended June 30, 2022 was 25.54% compared to an effective tax rate of 25.32% for the six months ended June 30, 2021.

Balance Sheet

Assets

Total assets decreased $3.8 million, or 0.2%, to $2.32 billion at June 30, 2022 compared to total assets of $2.33 billion at December 31, 2021. Cash decreased a net of $51.5 million and was used to fund net loan growth of $49.3 million. In addition, deferred tax assets increased $11.2 million to $20.2 million primarily due to the adoption of the current expected credit losses ("CECL") accounting standard on January 1, 2022 and increases in unrealized losses of the Bank's AFS investment portfolio related to changes in interest rates.

During the second quarter of 2022, total net loans, which include portfolio loans and U.S. SBA PPP loans, increased 3.1% annualized or $12.6 million from $1,623.4 million at March 31, 2022 to $1,636.1 million at June 30, 2022. Net portfolio loans increased 5.7% annualized or $22.9 million from $1,608.2 million at March 31, 2022 to $1,631.1 million at June 30, 2022. Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio. The Company’s loan pipeline was $166.0 million at June 30, 2022.

Non-owner occupied commercial real estate as a percentage of risk-based capital at June 30, 2022 and December 31, 2021 were $893.9 million or 351% and $813.0 million or 331%, respectively. Construction loans as a percentage of risk-based capital at June 30, 2022 and December 31, 2021 were $133.1 million or 52% and $140.4 million or 57%, respectively.

Funding

Total deposits increased $29.2 million or 1.4% (2.8% annualized) at June 30, 2022 compared to December 31, 2021. The increase included a $42.3 million increase to transaction deposits offset by a $13.1 million decrease to time deposits. During the first six months of 2022, non-interest-bearing demand deposits increased $189.9 million to $635.6 million at June 30, 2022, representing 30.5% of deposits, compared to 21.7% of deposits at December 31, 2021. The Company's business development efforts continue to focus on increasing non-interest bearing and lower cost transaction accounts.

Stockholders' Equity and Regulatory Capital

During the six months ended June 30, 2022, total stockholders’ equity decreased $23.3 million. Equity increased due to net income of $13.1 million and net stock related activities in connection with stock-based compensation and ESOP activity of $0.5 million. The decrease in equity was primarily due to an increase of $29.9 million in accumulated other comprehensive loss ("AOCL") in the Bank's AFS securities portfolio due to changes in market interest rates. In addition, equity decreased for common dividends paid of $1.9 million, stock repurchases of $3.0 million and $2.0 million for the adoption of the CECL accounting standard on January 1, 2022.

The Company's common equity to assets ratio decreased to 7.96% at June 30, 2022 from 8.94% at December 31, 2021. The Company’s ratio of tangible common equity ("TCE") to tangible assets decreased to 7.49% at June 30, 2022 from 8.48% at December 31, 2021 (see Non-GAAP reconciliation schedules) due primarily to increases in AOCL. Regulatory capital was not impacted by the increase in AOCL and Tier 1 capital to average asset ratios at the Bank and the Company remained strong at 10.12% and 9.42% at June 30, 2022 compared to 9.95% and 9.23% at December 31, 2021.

On December 9, 2021, the Company announced its Board of Directors approved the resumption of repurchases allowed under the stock repurchase plan originally adopted in October 2020 (the "2020 Repurchase Plan"). The Company was permitted to repurchase up to the 99,450 shares remaining under the 2020 Repurchase Plan using up to $4.0 million in the aggregate and up to $1.5 million in the aggregate on a quarterly basis. During the second quarter of 2022, the Company repurchased 38,017 shares at an average price of $39.43 per share. At June 30, 2022 the Company had $0.6 million remaining under the $4.0 million authorization and 13,647 shares available to be repurchased under the 2020 Repurchase Plan.

Asset Quality

Allowance for credit losses ("ACL") and provision for credit losses ("PCL"); Allowance for Loan Losses ("ALLL") and provision for loan losses ("PLL")1; Classified and Non-Performing Assets

On January 1, 2022, the Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology for determining our ACL with an expected loss methodology that is referred to as the CECL. The measurement of expected credit losses under the CECL methodology applies to financial assets subject to credit losses and measured at amortized cost, and certain off-balance sheet credit exposures. This includes, but is not limited to, loans, leases, held-to-maturity securities, loan commitments, and financial guarantees. In addition, ASU 2016-13 made changes to the accounting for available-for-sale ("AFS") debt securities. Credit- related impairments on AFS debt securities are now recognized as an allowance for credit loss rather than a write-down of the securities' amortized cost basis when management does not intend to sell or believes that it is not likely that they will be required to sell the securities prior to recovery of the securities amortized cost basis. We adopted ASU 2016-13 using the modified retrospective method. Results for reporting periods beginning after January 1, 2022 are presented under ASU 2016-13 while prior period amounts continue to be reported in accordance with previously applicable GAAP. At adoption, the Company did not hold Held to Maturity ("HTM") investment debt securities.

The impact at adoption was an increase to the ACL of $2.5 million, the recording of a reserve for unfunded commitments of $0.2 million and a decrease in retained earnings of $2.0 million.

ACL balances increased to 1.30% of portfolio loans at June 30, 2022 compared to an ALLL of 1.17% of portfolio loans at December 31, 2021. At and for the three months ended June 30, 2022, the Company's ACL increased $3.0 million or 16.2% to $21.4 million at June 30, 2022 from $18.4 million at December 31, 2021. The Company recorded a $0.4 million and $0.9 million PCL for the three and six months ended June 30, 2022 compared to a $0.3 million and $0.6 million PLL for the three and six months ended June 30, 2021. There were $0.4 million in net charge-offs during the six months ended June 30, 2022 compared to $1.5 million in net charge-offs for the six months ended June 30, 2021.

Management believes that the allowance is adequate at June 30, 2022.

Classified assets increased $0.9 million from $5.2 million at December 31, 2021 to $6.1 million at June 30, 2022. Management considers classified assets to be an important measure of asset quality. The Company's risk rating process for classified loans is an important factor in the Company's ACL qualitative framework. Management remains committed to expeditiously resolving non-performing or substandard credits that are not likely to become performing or passing credits in a reasonable timeframe.

During 2021, classified assets decreased $17.1 million. Asset quality improved with the resolution of $16.9 million in non-accrual and impaired loans through loan sales and negotiated payoffs, as well as the resolution of $3.1 million in OREO. The Company's sale of impaired loans decreased the specific reserve, improved asset quality, and improved several ALLL qualitative factors.

The ratio of non-accrual loans and OREO to total portfolio loans and OREO decreased 10 basis points from 0.48% at December 31, 2021 to 0.38% at June 30, 2022. The ratio of non-accrual loans, OREO and TDRs to total assets decreased six basis points from 0.35% at December 31, 2021 to 0.29% at June 30, 2022.

Non-accrual loans decreased $1.4 million from $7.6 million at December 31, 2021 to $6.2 million at June 30, 2022. There were no OREO balances at June 30, 2022 and December 31, 2021.

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $2.3 billion. Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s branches are located at its main office in Waldorf, Maryland, and branch offices in Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and Fredericksburg - Downtown and Fredericksburg - Harrison Crossing, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Use of non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. The Company’s management uses these non-GAAP financial measures, and believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate”, “assume” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation: (i) those relating to the Company’s and the Bank’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations; (ii) any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to any acquisition we have undertaken or that we undertake in the future; (iii) plans and cost savings regarding branch closings or consolidation; (iv) projections related to certain financial metrics; (v) expected benefits of programs we introduce, including residential mortgage programs and retail and commercial credit card programs; and (vi) any statement of expectation or belief, and any assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: (i) risks, uncertainties and other factors relating to the COVID-19 pandemic (including the length of time that the pandemic continues; the ability of states and local governments to successfully implement the lifting of restrictions on movement and the potential imposition of further restrictions on movement and travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations; the remedial actions and stimulus measures adopted by federal, state and local governments, and the inability of employees to work due to illness, quarantine, or government mandates); (ii) the impacts related to or resulting from Russia’s military action in Ukraine, including the broader impacts to financial markets and the global macroeconomic and geopolitical environments; (iii) assumptions that interest-earning assets will reprice faster than interest-bearing liabilities and the Bank’s ability to maintain its current favorable funding mix; (iv) the synergies and other expected financial benefits from any acquisition that we have undertaken or may undertake in the future may or may not be realized within the expected time frames; (v) changes in the Company's or the Bank's strategy, costs or difficulties related to integration matters might be greater than expected; (vi) availability of and costs associated with obtaining adequate and timely sources of liquidity; (vii) the ability to maintain credit quality; (viii) general economic trends and conditions, including inflation and its impacts; (ix) changes in interest rates; (x) loss of deposits and loan demand to other financial institutions; (xi) substantial changes in financial markets; (xii) changes in real estate value and the real estate market; (xiii) regulatory changes; (xiv) the impact of government shutdowns or sequestration; (xv) the possibility of unforeseen events affecting the industry generally; (xvi) the uncertainties associated with newly developed or acquired operations; (xvii) the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future; (xiii) market disruptions and other effects of terrorist activities; and (xix) the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2021, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

Data is unaudited as of June 30, 2022. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

CONTACTS:
William J. Pasenelli, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
888.745.2265

SUPPLEMENTAL QUARTERLY FINANCIAL DATA
CONSOLIDATED INCOME STATEMENT (UNAUDITED)

	Three Months Ended
(dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Interest and Dividend Income
Loans, including fees	$16,772	$15,610	$16,222	$16,342	$16,320
Interest and dividends on securities	1,924	1,666	1,531	1,296	1,101
Interest on deposits with banks	78	60	25	21	23
Total Interest and Dividend Income	18,774	17,336	17,778	17,659	17,444
Interest Expense
Deposits	819	513	565	594	640
Short-term borrowings	16	—	—	—	—
Long-term debt	371	354	332	456	369
Total Interest Expense	1,206	867	897	1,050	1,009
Net Interest Income ("NII")	17,568	16,469	16,881	16,609	16,435
Provision for credit losses	425	450	—	—	291
Provision (recovery) for unfunded commitments	26	(31)	—	—	—
NII After Provision For Credit Losses	17,117	16,050	16,881	16,609	16,144
Noninterest Income
Loan appraisal, credit, and misc. charges	44	176	257	29	44
Gain on sale of assets	—	—	—	—	68
Unrealized (losses) gain on equity securities	(155)	(222)	(45)	(22)	13
Loss on premises and equipment held for sale	—	—	(5)	(20)	—
Income from bank owned life insurance	217	214	219	220	218
Service charges	1,108	926	1,235	987	892
Referral fee income	—	361	574	176	621
Net gains (losses) on sale of loans originated for sale	1	(4)	55	30	—
Gains on sale of loans	209	—	—	—	—
Total Noninterest Income	1,424	1,451	2,290	1,400	1,856
Noninterest Expense
Compensation and benefits	5,051	5,055	5,265	5,650	5,332
OREO valuation allowance and expenses	—	6	767	20	488
Sub Total	5,051	5,061	6,032	5,670	5,820
Operating Expenses
Occupancy expense	820	732	656	731	688
Advertising	159	64	128	145	148
Data processing expense	1,008	1,007	1,006	840	990
Professional fees	845	731	937	676	604
Depreciation of premises and equipment	150	149	139	137	135
FDIC Insurance	177	179	90	120	140
Core deposit intangible amortization	102	109	115	121	126
Fraud losses (recovery)	30	40	16	133	(217)
Other expenses	996	1,008	1,060	874	944
Total Operating Expenses	4,287	4,019	4,147	3,777	3,558
Total Noninterest Expense	9,338	9,080	10,179	9,447	9,378
Income before income taxes	9,203	8,421	8,992	8,562	8,622
Income tax expense	2,369	2,133	2,241	2,158	2,190
Net Income	$6,834	$6,288	$6,751	$6,404	$6,432

SUPPLEMENTAL QUARTERLY FINANCIAL DATA - Continued
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands, except per share amounts)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Assets
Cash and due from banks	$16,164	$80,702	$108,990	$112,314	$40,881
Federal funds sold	37,320	—	—	—	79,404
Interest-bearing deposits with banks	34,659	32,460	30,664	34,929	18,626
Securities available for sale ("AFS"), at fair value	485,456	507,527	497,839	456,664	347,678
Equity securities carried at fair value through income	4,423	4,562	4,772	4,805	4,814
Non-marketable equity securities held in other financial institutions	207	207	207	207	207
Federal Home Loan Bank ("FHLB") stock - at cost	1,234	1,685	1,472	1,472	2,036
Loans held for sale	—	373	—	—	—
Net U.S. Small Business Administration ("SBA") Paycheck Protection ("PPP") Loans	5,022	15,279	26,398	54,807	86,482
Portfolio Loans Receivable net of allowance for credit losses of $21,404, $21,382, $18,417, $18,579, and $18,516	1,631,055	1,608,156	1,560,393	1,514,837	1,515,893
Net Loans	1,636,077	1,623,435	1,586,791	1,569,644	1,602,375
Goodwill	10,835	10,835	10,835	10,835	10,835
Premises and equipment, net	21,802	21,304	21,427	21,795	21,630
Other real estate owned ("OREO")	—	—	—	1,536	1,536
Accrued interest receivable	6,099	5,389	5,588	6,045	6,590
Investment in bank owned life insurance	39,363	39,145	38,932	38,713	38,493
Core deposit intangible	821	924	1,032	1,147	1,267
Net deferred tax assets	20,223	15,523	9,033	8,790	8,139
Right of use assets - operating leases	6,123	6,033	6,124	6,215	6,305
Other assets	2,708	1,819	3,600	3,581	4,243
Total Assets	$2,323,514	$2,351,923	$2,327,306	$2,278,692	$2,195,059
Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest-bearing deposits	$635,649	$644,385	$445,778	$432,606	$423,165
Interest-bearing deposits	1,449,727	1,450,698	1,610,386	1,572,001	1,484,973
Total deposits	2,085,376	2,095,083	2,056,164	2,004,607	1,908,138
Long-term debt	—	12,213	12,231	12,249	27,267
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPs")	12,000	12,000	12,000	12,000	12,000
Subordinated notes - 4.75%	19,538	19,524	19,510	19,496	19,482
Lease liabilities - operating leases	6,372	6,266	6,343	6,418	6,512
Accrued expenses and other liabilities	15,357	13,697	12,925	19,794	17,698
Total Liabilities	2,138,643	2,158,783	2,119,173	2,074,564	1,991,097
Stockholders' Equity
Common stock	56	57	57	57	58
Additional paid in capital	97,455	97,189	96,896	96,649	96,411
Retained earnings	119,523	115,179	113,448	107,890	104,889
Accumulated other comprehensive (loss) income	(31,847)	(18,969)	(1,952)	(9)	3,063
Unearned ESOP shares	(316)	(316)	(316)	(459)	(459)
Total Stockholders' Equity	184,871	193,140	208,133	204,128	203,962
Total Liabilities and Stockholders' Equity	$2,323,514	$2,351,923	$2,327,306	$2,278,692	$2,195,059
Common shares issued and outstanding	5,649,729	5,686,799	5,718,528	5,724,011	5,786,928

SUPPLEMENTAL QUARTERLY FINANCIAL DATA - Continued
SELECTED FINANCIAL INFORMATION AND RATIOS (UNAUDITED)

	Three Months Ended
(dollars in thousands, except per share amounts)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
KEY OPERATING RATIOS
Return on average assets ("ROAA")	1.19%	1.08%	1.18%	1.17%	1.22%
Pre-tax Pre-Provision ROAA**	1.68	1.53	1.57	1.57	1.68
Return on average common equity ("ROACE")	14.39	12.30	13.00	12.45	12.62
Pre-tax Pre-Provision ROACE**	20.33	17.35	17.31	16.65	17.49
Return on Average Tangible Common Equity ("ROATCE")**	15.50	13.22	13.97	13.41	13.62
Average total equity to average total assets	8.28	8.79	9.06	9.40	9.63
Interest rate spread	3.14	3.05	3.17	3.22	3.30
Net interest margin	3.25	3.12	3.22	3.28	3.37
Cost of funds	0.23	0.17	0.17	0.21	0.21
Cost of deposits	0.16	0.10	0.11	0.12	0.14
Cost of debt	3.81	3.24	3.04	3.19	2.51
Efficiency ratio	49.17	50.67	53.10	52.46	51.27
Non-interest income to average assets	0.25	0.25	0.40	0.26	0.35
Non-interest expense to average assets	1.63	1.56	1.78	1.73	1.77
Net operating expense to average assets	1.38	1.31	1.38	1.47	1.42
Average interest-earning assets to average interest-bearing liabilities	150.34	141.56	129.68	132.54	131.36
Net charge-offs (recoveries) to average portfolio loans	0.10	0.00	0.04	(0.02)	0.01

COMMON SHARE DATA
Basic net income per common share	$1.21	$1.11	$1.18	$1.12	$1.10
Diluted net income per common share	1.21	1.10	1.18	1.12	1.10
Cash dividends paid per common share	0.175	0.175	0.150	0.15	0.15
Basic - weighted average common shares outstanding	5,647,821	5,688,221	5,711,746	5,709,814	5,845,009
Diluted - weighted average common shares outstanding	5,657,733	5,699,038	5,723,011	5,720,001	5,856,954

ASSET QUALITY
Total assets	$2,323,514	$2,351,923	$2,327,306	$2,278,692	$2,195,059
Total portfolio loans (1)	1,652,459	1,629,538	1,578,810	1,533,416	1,534,409
Classified assets	6,062	4,745	5,211	6,663	14,918
Allowance for credit losses	21,404	21,382	18,417	18,579	18,516

Past due loans - 31 to 89 days	900	386	568	189	101
Past due loans >=90 days	147	1,233	961	1,400	5,836
Total past due loans (2) (3)	1,047	1,619	1,529	1,589	5,937

Non-accrual loans (4)	6,235	7,465	7,631	5,160	13,802
Accruing troubled debt restructures ("TDRs")	439	442	447	455	503
Other real estate owned ("OREO")	—	—	—	1,536	1,536
Non-accrual loans, OREO and TDRs	$6,674	$7,907	$8,078	$7,151	$15,841

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
____________________________________

(1) Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio. Asset quality ratios for loans exclude U.S. SBA PPP loans. December 31, 2021, September 30, 2021 and June 30, 2021 reported balance are shown net of deferred costs and fees to conform with the current period's presentation.

(2) Delinquency excludes Purchase Credit Impaired ("PCI") loans for December 31, 2021, September 30, 2021 and June 30, 2021.

(3) There were no COVID-19 deferred loans in process as of July 25, 2022 that were reported as delinquent as of June 30, 2022.

(4) Non-accrual loans include all loans that are 90 days or more delinquent and loans that are non-accrual due to the operating results or cash flows of a customer. Non-accrual loans can include loans that are current with all loan payments. At June 30, 2022 and December 31, 2021, the Company had current non-accrual loans of $6.1 million and $6.7 million, respectively.

SUPPLEMENTAL QUARTERLY FINANCIAL DATA - Continued
SELECTED FINANCIAL INFORMATION AND RATIOS (UNAUDITED)

	Three Months Ended
(dollars in thousands, except per share amounts)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
ASSET QUALITY RATIOS (1)
Classified assets to total assets	0.26%	0.20%	0.22%	0.29%	0.68%
Classified assets to risk-based capital	2.35	1.87	2.10	2.75	6.24
Allowance for credit losses to total portfolio loans	1.30	1.31	1.17	1.21	1.21
Allowance for credit losses to non-accrual loans	343.29	286.43	241.34	360.06	134.15
Past due loans - 31 to 89 days to total portfolio loans	0.05	0.02	0.04	0.01	0.01
Past due loans >=90 days to total portfolio loans	0.01	0.08	0.06	0.09	0.38
Total past due (delinquency) to total portfolio loans	0.06	0.10	0.10	0.10	0.39
Non-accrual loans to total portfolio loans	0.38	0.46	0.48	0.34	0.90
Non-accrual loans and TDRs to total portfolio loans	0.40	0.49	0.51	0.37	0.93
Non-accrual loans and OREO to total portfolio assets	0.27	0.32	0.33	0.29	0.70
Non-accrual loans and OREO to total portfolio loans and OREO	0.38	0.46	0.48	0.44	1.00
Non-accrual loans, OREO and TDRs to total assets	0.29	0.34	0.35	0.31	0.72

COMMON SHARE DATA
Book value per common share	$32.72	$33.96	$36.40	$35.66	$35.25
Tangible book value per common share**	30.66	31.90	34.32	33.57	33.15
Common shares outstanding at end of period	5,649,729	5,686,799	5,718,528	5,724,011	5,786,928

OTHER DATA
Full-time equivalent employees	190	191	186	196	189
Branches	12	11	11	11	11
Loan Production Offices	4	4	4	4	4

CAPITAL RATIOS
Tier 1 capital to average assets	9.42%	9.17%	9.23%	9.41%	9.57%
Tier 1 common capital to risk-weighted assets	11.66	11.58	11.92	11.89	11.56
Tier 1 capital to risk-weighted assets	12.34	12.28	12.64	12.64	12.30
Total risk-based capital to risk-weighted assets	14.68	14.65	14.92	14.99	14.62
Common equity to assets	7.96	8.21	8.94	8.96	9.29
Tangible common equity to tangible assets **	7.49	7.75	8.48	8.48	8.79

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
____________________________________

(1) Asset quality ratios are calculated using total portfolio loans. Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio.

SUPPLEMENTAL YEAR TO DATE FINANCIAL DATA
CONSOLIDATED INCOME STATEMENT (UNAUDITED)

	Six Months Ended June 30,
(dollars in thousands)	2022	2021
Interest and Dividend Income
Loans, including fees	$32,382	$32,912
Interest and dividends on securities	3,590	2,165
Interest on deposits with banks	138	45
Total Interest and Dividend Income	36,110	35,122
Interest Expense
Deposits	1,332	1,442
Short-term borrowings	16	—
Long-term debt	725	736
Total Interest Expense	2,073	2,178
Net Interest Income ("NII")	34,037	32,944
Provision for credit losses	875	586
Recovery for unfunded commitments	(5)	—
NII After Provision for Credit Losses	33,167	32,358
Noninterest Income
Loan appraisal, credit, and misc. charges	220	242
Gain on sale of assets	—	68
Net gains on sale of investment securities	—	586
Unrealized losses on equity securities	(377)	(72)
Income from bank owned life insurance	431	432
Service charges	2,034	2,079
Referral fee income	361	1,072
Net losses on sale of loans originated for sale	(3)	—
Gains (losses) on sale of loans	209	(191)
Total Noninterest Income	2,875	4,216
Noninterest Expense
Compensation and benefits	10,106	10,120
OREO valuation allowance and expenses	6	669
Sub-total	10,112	10,789
Operating Expense
Occupancy expense	1,552	1,449
Advertising	223	227
Data processing expense	2,015	1,926
Professional fees	1,576	1,244
Depreciation of premises and equipment	299	282
FDIC Insurance	356	392
Core deposit intangible amortization	211	259
Fraud losses	70	1,112
Other expenses	2,004	1,846
Total Operating Expense	8,306	8,737
Total Noninterest Expense	18,418	19,526
Income before income taxes	17,624	17,048
Income tax expense	4,502	4,317
Net Income	$13,122	$12,731

SUPPLEMENTAL YEAR TO DATE FINANCIAL DATA (UNAUDITED)

	Six Months Ended June 30,
	2022	2021
KEY OPERATING RATIOS
Return on average assets ("ROAA")	1.14%	1.22%
Pre-tax Pre-Provision ROAA**	1.60	1.68
Return on average common equity ("ROACE")	13.31	12.57
Pre-tax Pre-Provision ROACE**	18.76	17.41
Return on Average Tangible Common Equity ("ROATCE")	14.32	13.59
Average total equity to average total assets	8.54	9.67
Interest rate spread	3.10	3.36
Net interest margin	3.19	3.43
Cost of funds	0.20	0.23
Cost of deposits	0.13	0.16
Cost of debt	3.51	2.50
Efficiency ratio	49.90	52.55
Non-interest income to average assets	0.25	0.40
Non-interest expense to average assets	1.59	1.87
Net operating expense to average assets	1.35	1.46
Average interest-earning assets to average interest-bearing liabilities	145.89	130.12
Net charge-offs to average portfolio loans	0.05	0.20

COMMON SHARE DATA
Basic net income per common share	$2.32	$2.17
Diluted net income per common share	2.31	2.17
Cash dividends paid per common share	0.35	0.28

Weighted average common shares outstanding:
Basic	5,667,909	5,866,510
Diluted	5,678,165	5,877,698

____________________________________
** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Reconciliation of U.S. GAAP total assets, common equity, common equity to assets and book value to Non-GAAP tangible assets, tangible common equity, tangible common equity to tangible assets and tangible book value.

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain performance measures, which exclude intangible assets. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

(dollars in thousands, except per share amounts)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Total assets	$2,323,514	$2,351,923	$2,327,306	$2,278,692	$2,195,059
Less: intangible assets
Goodwill	10,835	10,835	10,835	10,835	10,835
Core deposit intangible	821	924	1,032	1,147	1,267
Total intangible assets	11,656	11,759	11,867	11,982	12,102
Tangible assets	$2,311,858	$2,340,164	$2,315,439	$2,266,710	$2,182,957

Total common equity	$184,871	$193,140	$208,133	$204,128	$203,962
Less: intangible assets	11,656	11,759	11,867	11,982	12,102
Tangible common equity	$173,215	$181,381	$196,266	$192,146	$191,860

Common shares outstanding at end of period	5,649,729	5,686,799	5,718,528	5,724,011	5,786,928

Common equity to assets	7.96%	8.21%	8.94%	8.96%	9.29%
Tangible common equity to tangible assets	7.49%	7.75%	8.48%	8.48%	8.79%

Common book value per share	$32.72	$33.96	$36.40	$35.66	$35.25
Tangible common book value per share	$30.66	$31.90	$34.32	$33.57	$33.15

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Pre-Tax Pre-Provision ("PTPP") Income, PTPP Return on Average Assets ("ROAA"), PTPP Return on Average Common Equity ("ROACE"), and Return on Average Tangible Common Equity ("ROATCE")

Management believes that PTPP income, which reflects the Company's profitability before income taxes and provisions for credit losses, allows investors to better assess the Company's operating income and expenses in relation to the Company's core operating revenue by removing the volatility that is associated with credit provisions and different state income tax rates for comparable institutions. ROATCE is computed by dividing net earnings applicable to common shareholders by average tangible common shareholders' equity. Management believes that ROATCE is meaningful because it measures the performance of a business consistently, whether acquired or internally developed. ROATCE is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management also believes that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on the provisions for credit losses of various institutions will likely vary based on the geography of the communities served by a particular institution.

	Three Months Ended					Six Months Ended
(dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Net income (as reported)	$6,834	$6,288	$6,751	$6,404	$6,432	$13,122	$12,731
Provision for credit losses	425	450	—	—	291	875	586
Provision (recovery) for unfunded commitments	26	(31)	—	—	—	(5)	—
Income tax expenses	2,369	2,133	2,241	2,158	2,190	4,502	4,317
Non-GAAP PTPP income	$9,654	$8,840	$8,992	$8,562	$8,913	$18,494	$17,634

ROAA	1.19%	1.08%	1.18%	1.17%	1.22%	1.14%	1.22%
Pre-tax Pre-Provision ROAA	1.68%	1.52%	1.57%	1.57%	1.68%	1.60%	1.68%

ROACE	14.39%	12.30%	13.00%	12.45%	12.62%	13.31%	12.57%
Pre-tax Pre-Provision ROACE	20.33%	17.29%	17.31%	16.65%	17.49%	18.75%	17.41%

Average assets	$2,293,536	$2,325,992	$2,293,264	$2,187,989	$2,116,939	$2,309,602	$2,093,886
Average equity	$189,992	$204,554	$207,745	$205,723	$203,893	$197,233	$202,516

	Three Months Ended
(dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Net income (as reported)	$6,834	$6,288	$6,751	$6,404	$6,432
Core deposit intangible amortization (net of tax)	76	81	86	91	94
Net earnings applicable to common shareholders	$6,910	$6,369	$6,837	$6,495	$6,526

ROATCE	15.50%	13.22%	13.97%	13.41%	13.62%

Average tangible common equity	$178,269	$192,725	$195,803	$193,662	$191,708

AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME (UNAUDITED)

	For the Three Months Ended June 30,						For the Three Months Ended
	2022			2021			June 30, 2022			March 31, 2022
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Interest-earning assets:
Commercial real estate	$1,181,885	$11,842	4.01%	$1,089,781	$10,953	4.02%	$1,181,885	$11,842	4.01%	$1,112,108	$10,737	3.86%
Residential first mortgages	85,030	730	3.43%	109,296	838	3.07%	85,030	730	3.43%	86,805	713	3.29%
Residential rentals	194,972	1,999	4.10%	139,080	1,410	4.06%	194,972	1,999	4.10%	197,312	1,831	3.71%
Construction and land development	30,302	361	4.77%	38,315	425	4.44%	30,302	361	4.77%	33,669	407	4.84%
Home equity and second mortgages	26,101	274	4.20%	29,061	251	3.45%	26,101	274	4.20%	25,946	245	3.78%
Commercial loans	42,744	517	4.84%	43,100	516	4.79%	42,744	517	4.84%	46,668	550	4.71%
Commercial equipment loans	68,349	699	4.09%	61,017	592	3.88%	68,349	699	4.09%	61,715	642	4.16%
U.S. SBA PPP loans	11,847	315	10.64%	104,426	1,318	5.05%	11,847	315	10.64%	20,444	452	8.84%
Consumer loans	4,040	35	3.47%	1,425	17	4.77%	4,040	35	3.47%	3,213	33	4.11%
Allowance for credit losses	(21,375)	—	0.00%	(18,265)	—	0.00%	(21,375)	—	0.00%	(21,043)	—	0.00%
Loan portfolio (1)	$1,623,895	$16,772	4.13%	$1,597,236	$16,320	4.09%	$1,623,895	$16,772	4.13%	$1,566,837	$15,610	3.99%
Taxable investment securities	484,079	1,808	1.49%	276,019	1,020	1.48%	484,079	1,808	1.49%	484,157	1,572	1.30%
Nontaxable investment securities	21,304	117	2.20%	15,559	81	2.08%	21,304	117	2.20%	17,513	94	2.15%
Interest-bearing deposits in other banks	23,958	63	1.05%	28,844	13	0.18%	23,958	63	1.05%	42,608	60	0.56%
Federal funds sold	6,178	14	0.91%	34,778	10	0.12%	6,178	14	0.91%	—	—	0.00%
Total Interest-Earning Assets	2,159,414	18,774	3.48%	1,952,436	17,444	3.57%	2,159,414	18,774	3.48%	2,111,115	17,336	3.28%
Cash and cash equivalents	28,645			65,897			28,645			116,560
Goodwill	10,835			10,835			10,835			10,835
Core deposit intangible	888			1,350			888			994
Other assets	93,754			86,421			93,754			86,488
Total Assets	$2,293,536			$2,116,939			$2,293,536			$2,325,992

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$650,249	$—	0.00%	$406,166	$—	0.00%	$650,249	$—	0.00%	$609,945	$—	0.00%
Interest-bearing deposits
Savings	120,645	15	0.05%	105,814	13	0.05%	120,645	15	0.05%	121,236	15	0.05%
Demand deposits	571,475	431	0.30%	622,544	86	0.06%	571,475	431	0.30%	625,241	103	0.07%
Money market deposits	385,594	103	0.11%	354,657	99	0.11%	385,594	103	0.11%			0.11%
Certificates of deposit	317,930	270	0.34%	344,533	442	0.51%	317,930	270	0.34%	322,346	295	0.37%
Total interest-bearing deposits	1,395,644	819	0.23%	1,427,548	640	0.18%	1,395,644	819	0.23%	1,447,604	513	0.14%
Total Deposits	2,045,893	819	0.16%	1,833,714	640	0.14%	2,045,893	819	0.16%	2,057,549	513	0.10%
Long-term debt	3,350	22	2.63%	27,273	43	0.63%	3,350	22	2.63%	12,219	25	0.82%
Short-term debt	5,791	16	1.11%	—	—	0.00%	5,791	16	1.11%	—	—	0.00%
Subordinated Notes	19,529	252	5.16%	19,473	251	5.16%	19,529	252	5.16%	19,515	251	5.14%
Guaranteed preferred beneficial interest in junior subordinated debentures	12,000	97	3.23%	12,000	75	2.50%	12,000	97	3.23%	12,000	78	2.60%
Total Debt	40,670	387	3.81%	58,746	369	2.51%	40,670	387	3.81%	43,734	354	3.24%
Interest-Bearing Liabilities	1,436,314	1,206	0.34%	1,486,294	1,009	0.27%	1,436,314	1,206	0.34%	1,491,338	867	0.23%
Total Funds	2,086,563	1,206	0.23%	1,892,460	1,009	0.21%	2,086,563	1,206	0.23%	2,101,283	867	0.17%
Other liabilities	16,981			20,586			16,981			20,155
Stockholders' equity	189,992			203,893			189,992			204,554
Total Liabilities and Stockholders' Equity	$2,293,536			$2,116,939			$2,293,536			$2,325,992

Net interest income		$17,568			$16,435			$17,568			$16,469

Interest rate spread			3.14%			3.30%			3.14%			3.05%
Net yield on interest-earning assets			3.25%			3.37%			3.25%			3.12%
Average interest-earning assets to average interest-bearing liabilities			150.34%			131.36%			150.34%			141.56%
Average loans to average deposits			79.37%			87.10%			79.37%			76.15%
Average transaction deposits to total average deposits **			84.46%			81.21%			84.46%			84.33%

Cost of funds			0.23%			0.21%			0.23%			0.17%
Cost of deposits			0.16%			0.14%			0.16%			0.10%
Cost of debt			3.81%			2.51%			3.81%			3.24%

(1) Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There were $43,000, $56,000 and $50,000 of accretion interest for the three months ended June 30, 2022 and 2021, and March 31, 2022, respectively.
____________________________________
** Transaction deposits exclude time deposits.

AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME (UNAUDITED)

	For the Six Months Ended June 30,
	2022			2021
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Interest-earning assets:
Commercial real estate	$1,147,188	$22,579	3.94%	$1,074,874	$21,648	4.03%
Residential first mortgages	85,912	1,442	3.36	117,097	1,752	2.99
Residential rentals	196,136	3,830	3.91	139,150	2,855	4.10
Construction and land development	31,977	768	4.80	37,209	828	4.45
Home equity and second mortgages	26,024	519	3.99	29,166	499	3.42
Commercial loans	44,696	1,068	4.78	43,915	1,067	4.86
Commercial equipment loans	65,050	1,341	4.12	60,782	1,111	3.66
U.S. SBA PPP loans	16,122	767	9.51	110,183	3,120	5.66
Consumer loans	3,629	68	3.75	1,373	32	4.66
Allowance for credit losses	(21,210)	—	—	(18,936)	—	—
Loan portfolio (1)	$1,595,524	$32,382	4.06	$1,594,813	$32,912	4.13
Taxable investment securities	484,118	3,379	1.40	253,043	1,970	1.56
Nontaxable investment securities	19,419	211	2.17	18,185	195	2.14
Interest-bearing deposits in other banks	33,231	124	0.75	26,964	28	0.21
Federal funds sold	3,106	14	0.90	26,794	17	0.13
Total Interest-Earning Assets	2,135,398	36,110	3.38	1,919,799	35,122	3.66
Cash and cash equivalents	72,359			74,237
Goodwill	10,835			10,835
Core deposit intangible	941			1,415
Other assets	90,069			87,600
Total Assets	$2,309,602			$2,093,886

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	630,137	—	—%	393,682	—	—%
Interest-bearing liabilities:
Savings	120,939	30	0.05	103,809	$26	0.05
Demand deposits	598,210	535	0.18	612,745	183	0.06
Money market deposits	382,206	203	0.11	352,201	197	0.11
Certificates of deposit	320,126	564	0.35	347,930	1,036	0.60
Total Interest-bearing deposits	1,421,481	1,332	0.19	1,416,685	1,442	0.20
Total Deposits	2,051,618	1,332	0.13	1,810,367	1,442	0.16
Long-term debt	7,760	47	1.21	27,282	83	0.61
Short-term borrowings	2,912	16	1.10	—	—	—
Subordinated Notes	19,522	503	5.15	19,482	503	5.16
Guaranteed preferred beneficial interest in junior subordinated debentures	12,000	175	2.92	12,000	150	2.50
Total Debt	42,194	741	3.51	58,764	736	2.50
Total Interest-Bearing Liabilities	1,463,675	2,073	0.28	1,475,449	2,178	0.30
Total funds	2,093,812	2,073	0.20%	1,869,131	2,178	0.23%
Other liabilities	18,557			22,239
Stockholders' equity	197,233			202,516
Total Liabilities and Stockholders' Equity	$2,309,602			$2,093,886

Net interest income		$34,037			$32,944

Interest rate spread			3.10%			3.36%
Net yield on interest-earning assets			3.19%			3.43%
Average interest-earning assets to average interest-bearing liabilities			145.89%			130.12%
Average loans to average deposits			77.77%			88.09%
Average transaction deposits to total average deposits **			84.40%			80.78%

Cost of funds			0.20%			0.23%
Cost of deposits			0.13%			0.16%
Cost of debt			3.51%			2.50%

(1) Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There were $93,000 and $123,000 of accretion interest during the six months ended June 30, 2022 and 2021, respectively.
____________________________________
** Transaction deposits exclude time deposits.

SUMMARY OF LOAN PORTFOLIO (UNAUDITED)
(dollars in thousands)

Portfolio loans, net of deferred costs and fees, are summarized by type as follows:

	As of **
BY LOAN TYPE	June 30, 2022%		March 31, 2022%		December 31, 2021%		September 30, 2021%		June 30, 2021%
Portfolio Loans:
Commercial real estate	$1,178,758	71.33%	$1,177,761	72.28%	$1,113,793	70.54%	$1,087,102	70.89%	$1,110,011	72.34%
Residential first mortgages	84,782	5.13	86,416	5.30	92,710	5.87	98,590	6.43	107,435	7.00
Residential rentals	210,116	12.72	191,065	11.73	194,911	12.35	172,073	11.22	142,252	9.27
Construction and land development	31,068	1.88	30,649	1.88	35,502	2.25	37,070	2.42	36,839	2.40
Home equity and second mortgages	25,200	1.53	26,445	1.62	25,661	1.63	26,542	1.73	28,751	1.87
Commercial loans	43,472	2.63	48,948	3.00	50,512	3.20	48,287	3.15	47,530	3.10
Consumer loans	4,511	0.27	3,592	0.22	3,015	0.19	2,183	0.14	1,459	0.10
Commercial equipment	74,552	4.51	64,662	3.97	62,706	3.97	61,569	4.02	60,132	3.92
Total portfolio loans	1,652,459	100.00%	1,629,538	100.00%	1,578,810	100.00%	1,533,416	100.00%	1,534,409	100.00%
Less: Allowance for Credit Losses	(21,404)	(1.30)	(21,382)	(1.31)	(18,417)	(1.17)	(18,579)	(1.21)	(18,516)	(1.21)
Total net portfolio loans	1,631,055		1,608,156		1,560,393		1,514,837		1,515,893
U.S. SBA PPP loans	5,022		15,279		26,398		54,807		86,482
Total net loans	$1,636,077		$1,623,435		$1,586,791		$1,569,644		$1,602,375

____________________________________

** December 31, 2021, September 30, 2021, and June 30, 2021 reported balance are shown net of deferred costs and fees to conform with the current period's presentation.

END OF PERIOD CONTRACTUAL RATES (UNAUDITED)

The following table is based on end of period ("EOP") contractual interest rates and does not include the amortization of deferred costs and fees or assumptions regarding non-accrual interest:

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
(dollars in thousands)	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate
Commercial real estate	4.00%	3.79%	3.79%	3.91%	3.96%
Residential first mortgages	3.83%	3.80%	3.80%	3.84%	3.87%
Residential rentals	4.03%	3.78%	3.81%	3.97%	4.11%
Construction and land development	4.57%	4.36%	4.38%	4.32%	4.31%
Home equity and second mortgages	4.19%	3.50%	3.51%	3.51%	3.50%
Commercial loans	4.79%	4.47%	4.48%	4.48%	4.44%
Consumer loans	5.13%	4.33%	4.37%	5.26%	5.65%
Commercial equipment	4.30%	4.29%	4.32%	4.39%	4.42%
U.S. SBA PPP loans	1.00%	1.00%	1.00%	1.00%	1.00%
Total Loans	4.04%	3.81%	3.80%	3.85%	3.84%

Yields without U.S. SBA PPP Loans	4.05%	3.85%	3.84%	3.95%	4.00%

ALLOWANCE FOR CREDIT LOSSES AND ALLOWANCE FOR LOAN LOSSES (UNAUDITED)

(dollars in thousands)	For the Three Months Ended**
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Beginning of period	$21,382	$18,417	$18,579	$18,516	$18,256

Impact of ASC 326 Adoption	—	2,496	—	—	—
Charge-offs	(446)	—	(181)	(491)	(61)
Recoveries	43	19	19	554	30
Net charge-offs	(403)	19	(162)	63	(31)

Provision for credit losses	425	450	—	—	291
End of period	$21,404	$21,382	$18,417	$18,579	$18,516

Net charge-offs to average portfolio loans (annualized)[2]	(0.10)%	—%	(0.04)%	0.02%	(0.01)%

Breakdown of general and specific allowance as a percentage of total portfolio loans[2]
General allowance	$21,108	$21,087	$18,151	$18,256	$17,738
Specific allowance	296	295	266	323	778
	$21,404	$21,382	$18,417	$18,579	$18,516

General allowance	1.28%	1.29%	1.15%	1.19%	1.15%
Specific allowance	0.02%	0.02%	0.02%	0.02%	0.05%
Allowance to total portfolio loans	1.30%	1.31%	1.17%	1.21%	1.20%

Allowance to non-acquired loans	n/a(1)	n/a(1)	1.20%	1.25%	1.25%

Allowance + Non-PCI FV Mark	n/a(1)	n/a(1)	$18,815	$19,070	$19,090
Allowance + Non-PCI FV Mark to total portfolio loans	n/a(1)	n/a(1)	1.19%	1.24%	1.24%

____________________________________

** The Company implemented the CECL accounting standard effective January 1, 2022. The Company used an incurred loss methodology for quarters displayed before March 31, 2022.

(1) Allowance to non-acquired loans and Non-PCI FV Mark are no longer relevant as all the ACL considers all loan portfolios.
(2) Allowance to non-acquired loans is no longer relevant as the ACL considers all portfolio loans.

CLASSIFIED AND SPECIAL MENTION ASSETS3 (UNAUDITED)

The following is a breakdown of the Company’s classified and special mention assets at June 30, 2022, March 31, 2022 and December 31, 2021, 2020, 2019, and 2018, respectively:

	As of
(dollars in thousands)	6/30/2022	3/31/2022	12/31/2021	12/31/2020	12/31/2019	12/31/2018
Classified loans
Substandard	$6,062	$4,745	$5,211	$19,249	$26,863	$32,226
Doubtful	—	—	—	—	—	—
Total classified loans	6,062	4,745	5,211	19,249	26,863	32,226
Special mention loans	160	—	—	7,672	—	—
Total classified and special mention loans	$6,222	$4,745	$5,211	$26,921	$26,863	$32,226

Classified loans	$6,062	$4,745	$5,211	$19,249	$26,863	$32,226
Classified securities	—	—	—	—	—	482
Other real estate owned	—	—	—	3,109	7,773	8,111
Total classified assets	$6,062	$4,745	$5,211	$22,358	$34,636	$40,819

Total classified assets as a percentage of total assets	0.26%	0.20%	0.22%	1.10%	1.93%	2.42%
Total classified assets as a percentage of Risk Based Capital	2.35%	1.87%	2.10%	9.61%	16.21%	21.54%

SUMMARY OF DEPOSITS (UNAUDITED)

	June 30, 2022		March 31, 2022		December 31, 2021		September 30, 2021		June 30, 2021
(dollars in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Noninterest-bearing demand	$635,649	30.48%	$644,385	30.75%	$445,778	21.68%	$432,606	21.58%	$423,165	22.18%
Interest-bearing:
Demand deposits	635,344	30.47%	618,869	29.54%	790,481	38.45%	764,482	38.14%	685,023	35.90%
Money market deposits	380,712	18.26%	387,700	18.51%	372,717	18.13%	355,582	17.74%	351,262	18.41%
Savings	119,363	5.72%	124,038	5.92%	119,767	5.82%	112,282	5.60%	107,288	5.62%
Certificates of deposit	314,308	15.07%	320,091	15.28%	327,421	15.92%	339,655	16.94%	341,400	17.89%
Total interest-bearing	1,449,727	69.52%	1,450,698	69.25%	1,610,386	78.32%	1,572,001	78.42%	1,484,973	77.82%
Total Deposits	$2,085,376	100.00%	$2,095,083	100.00%	$2,056,164	100.00%	$2,004,607	100.00%	$1,908,138	100.00%

Transaction accounts	$1,771,068	84.93%	$1,774,992	84.72%	$1,728,743	84.08%	$1,664,952	83.06%	$1,566,738	82.11%

_______________________________________
1 The Company implemented the CECL accounting standard effective January 1, 2022. The Company used an incurred loss methodology for all periods compared before March 31, 2022.
2 Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio
3 Classified loans are not net of deferred costs and fees before the quarter ended March 31, 2022.